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                             Tuscarora Incorporated
                EXHIBIT 11 - COMPUTATION OF NET INCOME PER SHARE

                                                       Three Months Ended November 30,
                                                     1996                            1995
                                                    -----                           -----
                                                    (In thousands, except per share data)
PRIMARY
   Weighted average number of shares of
      Common Stock outstanding                      9,424                           9,272
   Net effect of dilutive stock options -
      based on the treasury stock method
      using average market price                      159                             203
                                                    -----                           -----

           TOTAL                                    9,583                           9,475
                                                    =====                           =====

   Net income                                       3,692                           3,154
                                                    =====                           =====

   Per share amount                                 $ .39                           $ .33
                                                    =====                           =====


FULLY DILUTED
   Weighted average number of shares of
      Common Stock outstanding                      9,424                           9,272
   Net effect of dilutive stock options -
      based on the treasury stock method
      using greater of average market price
      or closing market price                         160                             204
                                                    -----                           -----

           TOTAL                                    9,584                           9,476
                                                    =====                           =====

   Net income                                       3,692                           3,154
                                                    =====                           =====

   Per share amount                                 $ .39                           $ .33
                                                    =====                           =====

The per share and share numbers have been adjusted to reflect the 50% share distribution declared on December 18, 1996 payable on January 13, 1997 to holders of record on December 27, 1996.